                                                                                                                                    Exhibit 23

Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-9798) pertaining to the Amoco Fabrics and Fibers Company Hourly 401(k) Savings Plan of BP p.l.c. of our report dated June 24, 2003, with respect to the financial statements of the Amoco Fabrics and Fibers Company Hourly 401(k) Savings Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2002.

                                                                                                                      Ernst & Young LLP

Chicago, Illinois

June 25, 2003